Exhibit 2

Form of Global Note for NYSE Pickens Core Midstream Index ETN due August 20, 2048

(Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO UBS AG, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY PURCHASING THIS SECURITY, THE BENEFICIAL OWNER OF THE SECURITY AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED IN SECTION 8 ON THE FACE OF THIS SECURITY.

THE PERSON MAKING THE DECISION TO ACQUIRE THIS SECURITY SHALL BE DEEMED, ON BEHALF OF ITSELF AND THE BENEFICIAL OWNER OF THE SECURITY, BY ACQUIRING AND HOLDING THIS SECURITY OR EXERCISING ANY RIGHTS RELATED THERETO, TO REPRESENT THAT:

(i)    THE FUNDS THAT THE BENEFICIAL OWNER OF THE SECURITY IS USING TO ACQUIRE THIS SECURITY ARE NOT THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR OTHERWISE; OR

(ii)     NONE OF THE PURCHASE, HOLDING OR DISPOSITION OF THIS SECURITY OR THE EXERCISE OF ANY RIGHTS RELATED TO THE SECURITY WILL RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE (OR WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION).

CUSIP No. 90274E257

ISIN: US90274E2578

UBS AG

MEDIUM-TERM NOTES, SERIES B

$● ETRACS NYSE® Pickens Core Midstream™ Index ETN due August 20, 2048

The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

Principal Amount: $● equal to ● Securities at $25.00 per Security

Index: The NYSE® Pickens Core Midstream™ Index

Initial Trade Date: August 20, 2018

Initial Settlement Date: August 22, 2018

Interest Rate: The principal of this Security shall not bear interest.

Denomination: $25.00 per Security

Coupon Amount: For each Security, Holders on the applicable Coupon Record Date will receive, on each Coupon Payment Date, an amount in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

If the Reference Distribution Amount on such Coupon Valuation Date is zero, you will not receive any Coupon Amount on the related Coupon Payment Date.

The final Coupon Amount will be included in the Cash Settlement Amount.

Coupon Payment Date: The 15th Index Business Day following each Coupon Valuation Date, commencing October 22, 2018, provided that the final Coupon Payment Date will be the Maturity Date.

Payment at Maturity: For each Security, unless earlier called or redeemed, you will receive on the Maturity Date a cash payment equal to (a) the product of (i) the Current Principal Amount as of the calendar day immediately preceding the Calculation Date and (ii) the Index Factor as of the last Index Business Day in the Final Measurement Period plus (b) the final Coupon Amount if on such last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, minus (c) the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus (d) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any (the “Cash Settlement Amount”). If the amount so calculated is less than zero, the payment at maturity will be zero.

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Early Redemption: The Holder may, subject to the procedural requirements provided under Section 5 hereof, elect to require the Company to redeem the Holder’s Securities in whole or in part on any Index Business Day, commencing August 27, 2018 through and including August 13, 2048.

If the Holder requires the Company to redeem the Holder’s Securities on any Redemption Date, the Holder upon early redemption, will receive per Security a cash payment (the “Redemption Amount”) on the relevant Redemption Date equal to the Closing Indicative Value as of the Redemption Valuation Date, minus the Redemption Fee Amount. If the amount so calculated is less than or equal to zero, the payment upon early redemption will be zero.

The Company reserves the right to waive the Redemption Fee Amount in its sole discretion on a case-by-case basis. The Company shall not be required to redeem fewer than 50,000 Securities at one time, provided that the Company reserves the right to, from time to time in its sole discretion reduce this minimum redemption amount on a case-by-case basis.

Call Settlement Amount: In the event the Company exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to (a) the product of (i) the Current Principal Amount as of the calendar day immediately preceding the Call Measurement Period and (ii) the Index Factor as of the last Index Business Day in the Call Measurement Period plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, minus (c) the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus (d) the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any (the “Call Settlement Amount”). If the amount so calculated is equal to or less than zero, the payment upon exercise by the Company of its Call Right will be zero.

Security Calculation Agent: UBS Securities LLC or any successor agent appointed by the Company.

Defeasance: Neither full defeasance nor covenant defeasance applies to this Security.

Listing: NYSE Arca, Inc.

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NYSE® and NYSE® Pickens Core Midstream™ Index are service/trade marks of ICE Data Indices, LLC (“ICE Data”) or its affiliates and have been licensed, along with the Index for use by the Company in connection with the Securities. Neither the Company nor the Securities, as applicable, are sponsored, endorsed, sold or promoted by ICE Data, its affiliates or its third party suppliers (“ICE Data and its Suppliers”). ICE Data and its Suppliers make no representations or warranties regarding the advisability of investing in securities generally, in the Securities or the ability of the Index to track general stock market performance. ICE Data’s only relationship to the Company is the licensing of certain trademarks and trade names and the Index or components thereof. The Index is determined, composed and calculated by ICE Data without regard to the Company or the Securities or their holders. ICE Data has no obligation to take the needs of the Company or the holders of the Securities into consideration in determining, composing or calculating the Index. ICE Data is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be priced, sold, purchased, or redeemed. Except for certain custom index calculation services, all information provided by ICE Data is general in nature and not tailored to the needs of the Company or any other person, entity or group of persons. ICE Data has no obligation or liability in connection with the administration, marketing, or trading of the Securities. ICE Data is not an investment advisor. Inclusion of a security within an index is not a recommendation by ICE Data to buy, sell, or hold such security, nor is it considered to be investment advice.

ICE DATA AND ITS SUPPLIERS DISCLAIM ANY AND ALL WARRANTIES AND REPRESENTATIONS, EXPRESS AND/OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, INCLUDING THE INDEX, INDEX DATA AND ANY INFORMATION INCLUDED IN, RELATED TO, OR DERIVED THEREFROM (“INDEX DATA”). ICE DATA AND ITS SUPPLIERS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY WITH RESPECT TO THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX AND THE INDEX DATA, WHICH ARE PROVIDED ON AN “AS IS” BASIS AND YOUR USE IS AT YOUR OWN RISK.

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OTHER TERMS:

All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

“Accrued Tracking Fee” means, an amount per Security equal to 0.85% per annum, calculated as follows:

(a)	On the Initial Trade Date, the Accrued Tracking Fee is equal to zero.

(b)	On any subsequent calendar day prior to the beginning of a Measurement Period, the Accrued Tracking Fee is equal to:

(0.85% / 365) × Closing Indicative Value on the previous calendar day.

(c)	On the last day of an applicable Measurement Period, the Accrued Tracking Fee is equal to:

(0.85% × a fraction, the numerator of which equals the number of calendar days from and including the first day of the applicable Measurement Period to but excluding the last day of the applicable Measurement Period and the denominator of which equals 365) × Closing Indicative Value as of the calendar day immediately preceding the first day of the applicable Measurement Period.

“Averaging Date” means each of the Index Business Days during the Final Measurement Period or Call Measurement Period, as applicable, subject to adjustment as provided under Section 3 hereof.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

“Calculation Date” means August 12, 2048, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments as provided under Section 3 hereof.

“Call Measurement Period” means:

(a)

if the Market Value of Securities outstanding as at the close of business on the Trading Day immediately preceding the date of delivery by the Company of its notice to holders (which may be provided via press release) of its exercise of the Call Right is less than $100,000,000, the Call Valuation Date, subject to adjustments as provided under Section 3 hereof; or

(b)

if the Market Value of Securities outstanding as at the close of business on the Trading Day immediately preceding the date of delivery by the Company of its notice to holders (which may be provided via press release) of its exercise of the Call Right is equal to or greater than $100,000,000, the five (5) Index Business Days from and including the Call Valuation Date, subject to adjustments as provided under Section 3 hereof.

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For purposes of the above definition, the “Market Value” of the Securities outstanding as of the close of business on the Trading Day immediately preceding the date of delivery by the Company of its notice to holders (which may be provided via press release) of its exercise of the Call Right will equal:

Closing Indicative Value on such Trading Day × number of Securities outstanding as reported on Bloomberg page PYPESO <Index>.

“Call Settlement Date” means, with respect to the exercise by the Company of its Call Right, any Business Day specified by the Company on or after August 25, 2019 through and including the Maturity Date, subject to adjustments as provided under Section 3 hereof.

“Call Valuation Date” means the date disclosed as such by the Company in its notice to holders (which may be provided via press release) of its exercise of the Call Option.

“Closing Indicative Value” means, as determined by the Security Calculation Agent, the Current Indicative Value calculated as at the close of business on an Index Business Day.

“Coupon Ex-Date” means, with respect to a Coupon Amount, the first Trading Day on which the Securities trade without the right to receive such Coupon Amount.

“Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date.

“Coupon Valuation Date” means the 30th of March, June, September and December of each calendar year during the term of the Securities, commencing October 1, 2018, or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date, subject to adjustment as provided under Section 3 hereof.

“Current Indicative Value”, as determined by the Security Calculation Agent as of any time and date of determination, means an amount per Security, equal to:

(Current Principal Amount on the previous calendar day × Index Factor, calculated using the intraday indicative value of the Index) – Accrued Tracking Fee + Coupon Amount with respect to the Coupon Valuation Date immediately preceding the date of determination if on the date of determination the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred + Reference Distribution Amount, calculated as if such time and date of determination is a Coupon Valuation Date.

On any day within a Measurement Period, the Current Indicative Value of the Securities shall be calculated as if such day is the last day of the applicable Measurement Period and in such circumstances, clause (b) of the “Index Factor” definition shall be determined by calculating (i) (A) (the Index Closing Level on each prior Trading Day, if any, of the applicable Measurement Period) + (the Index Closing Level on such determination date within the applicable Measurement Period) × the number of Trading Days from and including such date of determination, to and including, the last Trading Day within the applicable Measurement Period), divided by (B) the number of scheduled Trading Days in the applicable Measurement Period; and (ii) dividing the result obtained under (i) above by the Index Closing Level on the Index Business Day immediately preceding the first day of the applicable Measurement Period.

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“Current Principal Amount” for each Security will equal:

(a)	on the Initial Trade Date, $25.00.

(b)	for each subsequent calendar day, to but excluding the first day of an applicable Measurement Period:

(Current Principal Amount on the previous calendar day × Index Factor) - Accrued Tracking Fee.

(c)	on the last day of an applicable measurement period:

(Current Principal Amount on the calendar day immediately preceding the first day of the applicable measurement period × Index Factor) - Accrued Tracking Fee.

To the extent the Current Principal Amount must be calculated during a Measurement Period, the Current Principal Amount on any day during the Measurement Period shall be calculated as if such day is the last day of the applicable Measurement Period and in such circumstances, clause (b) of the “Index Factor” definition shall be determined by calculating (i)(A) (the Index Closing Level on each prior Trading Day, if any, of the applicable Measurement Period) + (the Index Closing Level on such determination date within the applicable Measurement Period × the number of Trading Days from and including such date of determination to, and including, the last Trading Day within the applicable Measurement Period), divided by (B) the number of scheduled Trading Days in the applicable Measurement Period; and (ii) dividing the result obtained under (i) above by the Index Closing Level on the Index Business Day immediately preceding the first day of the applicable Measurement Period.

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

“Default Amount” means, on any day, an amount in U.S. dollars, as determined by the Security Calculation Agent in its sole discretion, equal to the cost of having a Qualified Financial Institution (selected as provided below) expressly assume the due and punctual payment of the principal of this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be performed or observed with respect to this Security (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company’s obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution would charge to effect such assumption (or undertaking), plus (ii) the reasonable expenses (including reasonable attorneys’ fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and notify the other in writing of such quotation. If the Company or any Holder obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during

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the Default Quotation Period; provided that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two (2) Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount.

“Default Quotation Period” means the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due date, unless no such quotation is obtained, or unless every such quotation so obtained is objected to within five (5) Business Days after such due date as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as provided above, unless such quotation is objected to as provided above within five (5) Business Days after such first Business Day, in which case, the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two (2) Business Day objection period) has not ended prior to the Calculation Date, then the Default Amount will equal the Stated Principal Amount of the Securities.

“Disrupted Day” with respect to any Index constituent is any Index Business Day on which the Primary Exchange or any Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred and is continuing, and, in both cases, the occurrence of which is determined by the Security Calculation Agent to have a material effect on the share/unit price of such Index constituent.

“ex-dividend date” means, with respect to a distribution on an Index constituent, the first Business Day on which transactions in such Index constituent trade on the Primary Exchange without the right to receive such distribution.

“Final Measurement Period” means the five (5) Index Business Days from and including the Calculation Date, subject to adjustments as provided under Section 3 hereof.

“IDI” means ICE Data Indices, LLC.

“Index” means the NYSE® Pickens Core Midstream™ Index

“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

“Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently Ice Data Indices, LLC, which is also the Index Sponsor.

“Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing level will be the closing level of the Index as calculated by the Index Calculation Agent.

“Index constituent” means the Master Limited Partnerships (MLP), corporations and any other entities included in the Index.

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“Index Divisor” as of any date of determination, means the divisor used by the Index Calculation Agent to calculate the level of the Index.

“Index Factor” will equal:

(a)	on any Index Business Day prior to an applicable Measurement Period:

Index Closing Level on such Index Business Day divided by Index Closing Level on the immediately preceding Index Business Day.

(b)	on the last Index Business Day in a Measurement Period:

(i) the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the applicable Measurement Period divided by (ii) the Index Closing Level on the Index Business Day immediately preceding the first day of the applicable Measurement Period.

The Index Factor will equal one (1) on any calendar day that is not an Index Business Day.

“Index Replacement Event” means:

(a)

an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for the Company or its affiliates to hold, acquire or dispose of shares/units in the Index constituents included in the Index or options, futures, swaps or other derivatives on the Index or the shares/units in the Index constituents included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Company, its affiliates, third parties with whom the Company transacts or similarly situated third parties in performing the Company’s or their obligations in connection with the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects the Company’s ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(b)

any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after August 20, 2018 that (i) makes it illegal for the Company or its affiliates to hold, acquire or dispose of shares/units in the Index constituents included in the Index or options, futures, swaps or other derivatives on the Index or the shares/units in the Index constituents included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Company, its affiliates, third parties with whom the Company transacts or similarly situated third parties in performing the Company’s or their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of the Company, its affiliates, third parties with whom the Company transacts or a similarly situated third party to perform the Company’s or their obligations in connection with the Securities or (iv) materially affects the Company’s ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

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(c)

any event that occurs on or after August 20, 2018 that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for the Company or its affiliates to hold, acquire or dispose of shares/units in the Index constituents included in the Index or options, futures, swaps or other derivatives on the Index or the shares/units in the Index constituents included in the Index (including but not limited to exchange-imposed position limits), (ii) for the Company, its affiliates, third parties with whom we transact or similarly situated third parties to perform the Company’s or their obligations in connection with the Securities or (iii) for the Company to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(d)

any event, as determined by the Security Calculation Agent, as a result of which the Company or any of its affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or

(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any, announces that pursuant to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.

“Index Sponsor” means ICE Data Indices, LLC.

“intraday indicative value of the Index” means the intraday indicative value of the Index, as published every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “NYPYPE”.

“Market Disruption Event”, with respect to an Index constituent, means:

(a)	the occurrence or existence of a condition specified below:

(i)

any suspension, absence or limitation of trading on the Primary Exchange for trading in the Index constituent, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;

(ii)

any suspension, absence or limitation of trading on the Related Exchange for trading in futures or options contracts related to the Index constituent, whether by reason of movements in price exceeding limits permitted by such Related Exchange or otherwise, or

(iii)	any event (other than an event described in (b) below) that disrupts or impairs (as determined by the Security Calculation Agent) the ability

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of market participants in general (A) to effect transactions in, or obtain market values for, the relevant Index constituent or (B) to effect transactions in, or obtain market values for, futures or options contracts relating to the relevant Index constituent; or

(b)

the closure on any Index Business Day of the Primary Exchange or any Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by the Primary Exchange or such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the Primary Exchange or such Related Exchange on such Index Business Day and (ii) the submission deadline for orders to be entered into the Primary Exchange or such Related Exchange system for execution at the close of trading on such Index Business Day;

in each case determined by the Security Calculation Agent in its sole discretion; and

(c)

a determination by the Security Calculation Agent in its sole discretion that the event described above materially interfered with the Company’s ability or the ability of any of the Company’s affiliates to adjust or unwind all or a material portion of any hedge with respect to the Securities.

For purposes of the above definition:

(i)

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Primary Exchange or Related Exchange, and

(ii)

for purposes of clause (i) above, limitations pursuant to the rules of any Primary Exchange or Related Exchange similar to NYSE Rule 80B or Nasdaq Rule 4120 (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B or Nasdaq Rule 4120 as determined by the Security Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading.

“Maturity Date” means August 20, 2048, subject to adjustments as provided under Section 3 hereof.

“Measurement Period” means the Final Measurement Period or the Call Measurement Period, as applicable.

“Primary Exchange” means, with respect to each Index constituent or each constituent underlying a Successor Index, the primary exchange or market of trading such Index constituent or such constituent underlying a Successor Index.

“Qualified Financial Institution” means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either: (i) A-1 or higher by Standard &Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or (ii) P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

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“record date” means, with respect to a distribution on an Index constituent, the date on which a holder of the Index constituent must be registered as a unitholder or shareholder of such Index constituent in order to be entitled to receive such distribution.

“Redemption Date” means the second Index Business Day following the Redemption Valuation Date, commencing on August 27, 2018. The final “Redemption Date” will be August 13, 2048.

“Redemption Fee Amount” means an amount equal to:

0.125% × Closing Indicative Value for the applicable Security, as of the relevant Redemption Valuation Date.

“Redemption Valuation Date” means the first Index Business Day following the date that the relevant notice of redemption and confirmation of redemption are delivered, subject to adjustments as provided under Section 3 hereof and to the Company’s right to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the redemption notice is received by the Company, rather than the following Index Business Day.

“Reference Distribution Amount” means:

(i)

as of the first Coupon Valuation Date, an amount equal to the gross cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Trade Date to and including the first Coupon Valuation Date; and

(ii)

as of any other Coupon Valuation Date, an amount equal to the gross cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to cash dividends or distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the dividend or distribution to holders of such Index constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

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“Reference Holder” means, as of any date of determination, a hypothetical holder of a number of units or shares, as applicable of each Index constituent equal to:

The published unit weighting of that Index constituent as of that date / ( Index Divisor as of that date × (Index Closing Level on the prior calendar day / Current Principal Amount on the prior calendar day)).

“Related Exchange” means, with respect to each Index constituent or each constituent underlying a Successor Index, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agent) on the overall market for futures or options contracts relating to such Index constituent or such constituent underlying a Successor Index.

“Scheduled Closing Time” means, with respect to the Primary Exchange or the Related Exchange, on any Index Business Day, the scheduled weekday closing time of the Primary Exchange or such Related Exchange on such Index Business Day, without regard to after hours or any other trading outside of the regular trading session hours.

“Stated Principal Amount” means, $25.00 per Security.

“Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, an amount equal to the gross cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date, to and including the last Index Business Day in the Final Measurement Period or Call Measurement Period as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold 4/5ths, 3/5ths, 2/5ths and 1/5th of the shares or units of each Index constituent it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Final Measurement Period or Call Measurement Period.

“Successor Index” means any index approved by the Security Calculation Agent as a Successor Index pursuant to Section 3 hereof.

“Trading Day” means any day on which the primary exchange for trading in the Securities is open for trading in the Securities.

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1.    Promise to Pay at Maturity, Upon Early Redemption or Upon Exercise of Call Right and Coupon Amounts

UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum, calculated as provided under (i) “Early Redemption” and elsewhere on the face of this Security on the applicable Redemption Date, in the case of any Securities in respect of which a Holder exercises such Holder’s right to require the Company to redeem such Holder’s Securities prior to the Maturity Date, (ii) “Call Settlement Amount” and elsewhere on the face of this Security on the Call Settlement Date, in the case of Securities subject to the Company’s exercise of its Call Right, or (iii) “Payment at Maturity” and elsewhere on the face of this Security on the Maturity Date, in the case of all other Securities. The Company promises to pay the Coupon Amount, if any, as provided for herein, on each Coupon Payment Date, to Holders in whose names the Security is registered on the applicable Coupon Record Date.

2.    Payment of Interest

The principal of this Security shall not bear interest.

3.    Discontinuance or Modification of the Index; Market Disruption Event

If the Index Sponsor discontinues publication of or otherwise fails to publish the Index, the Company’s license agreement with the Index Sponsor terminates, or the Index Sponsor does not make the Index constituents, their share/unit weighting and/or the Index Divisor available to the Security Calculation Agent, and in each case the Index Sponsor or another entity publishes a successor or substitute index licensed to the Company that the Security Calculation Agent determines to be comparable to the discontinued Index and for which the Index constituents, their share/unit weighting, and/or the Index Divisor are available to the Security Calculation Agent (such index being referred to herein as a “Successor Index”), then the Security Calculation Agent will determine the Coupon Amounts, Current Principal Amounts, Index Factor, Current Indicative Value, Accrued Tracking Fee, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, call or upon early redemption by reference to such Successor Index.

Upon any selection by the Security Calculation Agent of a Successor Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to the Company and to the holders of the Securities.

If the Index Sponsor discontinues publication of the Index, if the Company’s license agreement with the Index Sponsor terminates, or the Index Sponsor does not make the Index constituents, their share/unit weightings and/or Index Divisor available to the Security Calculation Agent prior to, and such discontinuation or unavailability is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or Call Measurement Period, or on the Redemption Valuation Date, as applicable, or any other relevant date on which the Index level is to be determined and the Security Calculation Agent

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determines that no Successor Index is available at such time, or the Security Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or Call Measurement Period, or on the Redemption Valuation Date, as applicable, or any other relevant date on which the Index level is to be determined, then the Security Calculation Agent will determine the relevant Index level using the Index level and published share/unit weighting of each Index constituent included in the Index or Successor Index, as applicable, on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to the Company and to the holders of the Securities.

In addition, if an Index Replacement Event occurs at any time and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in the prospectus supplement for the Securities as applying to the Index will thereafter apply to the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including the Coupon Amounts, Current Principal Amounts, Index Factor, Current Indicative Value, Accrued Tracking Fee, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, call, or upon early redemption by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the Index level of the Index or such Successor Index does not, in the opinion of the Security Calculation Agent, fairly represent the Index level of the Index or such Successor Index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an index level of an index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the Index level for the Index or such Successor Index with reference to the Index or such Successor Index, as adjusted. The Security Calculation Agent will accordingly calculate the Index Closing Level, the Current Indicative Value, the Index Factor, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that the Company will pay you at maturity, the Redemption Amount, if any, that the Company will pay you upon early redemption, if applicable, and the Call Settlement Amount, if any, that the Company will pay you in the event the Company calls the Securities, based on the relevant Index Closing Level calculated by the Security Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if

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there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the Index level of the Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index level for the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion.

To the extent a Disrupted Day exists with respect to an Index constituent on an Averaging Date or on a Redemption Valuation Date, the share/unit price and published share/unit weighting with respect to such Index constituent (and only with respect to such Index constituent) for such Averaging Date or Redemption Valuation Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day that is not a Disrupted Day (the ‘‘Deferred Averaging Date’’) with respect to such Index constituent irrespective of whether pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the share/unit price of a particular Index constituent being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Closing Levels on the Index Business Days during the Final Measurement Period or Call Measurement Period, or on the Redemption Valuation Date, as applicable, the Security Calculation Agent or one of its affiliates, as the case may be, will apply the share/unit price and the published share/unit weighting with respect to such Index constituent for such Deferred Averaging Date to the calculation of the Index Closing Level (i) on the date(s) of the original disruption with respect to such Index constituent and (ii) such Averaging Date.

In no event, however, will any postponement pursuant to the immediately preceding paragraph result in the final Averaging Date or the Redemption Valuation Date, as applicable, with respect to any Index constituent occurring more than three (3) Index Business Days following the day originally scheduled to be such final Averaging Date or Redemption Valuation Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date, or the Redemption Valuation Date, as applicable, is not an Index Business Day or is a Disrupted Day with respect to such Index constituent, the Security Calculation Agent or one of its affiliates will determine the share/unit price and share/unit weighting with respect to any Index constituent required to be determined for the purpose of calculating the applicable Index Closing Level based on its good faith estimate of the share/unit price and share/unit weighting of each such Index constituent that would have prevailed on the Primary Exchange on such third Index Business Day but for such suspension or limitation.

The Security Calculation Agent shall have the right to make all determinations and adjustments with respect to the Index in its sole discretion.

4.    Payment at Maturity, Upon Early Redemption or on the Call Settlement Date

The payment of this Security that becomes due and payable on the Maturity Date, a Redemption Date or the Call Settlement Date, as the case may be, shall be the cash amount that must be paid to redeem this Security as provided herein under “Payment at

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Maturity”, “Early Redemption” and “Call Settlement Amount,” respectively. The payment of this Security that becomes due and payable upon acceleration of the Maturity Date hereof after an Event of Default has occurred pursuant to the Indenture shall be (a) the Default Amount and (b) the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described herein, calculated as if the date of acceleration was the last Index Business Day in the Final Measurement Period and the four Index Business Days immediately preceding the date of acceleration were the corresponding Index Business Days in the accelerated Final Measurement Period, with the fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date. When the principal referred to in either of the two preceding sentences has been paid as provided herein (or such payment has been made available), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment at maturity or upon early redemption or call of this Security on any day shall be deemed to mean the payment of cash that is payable on such day as provided in this Security. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture when the principal of this Security shall be deemed to have been paid in full as provided above.

5.    Procedure for Early Redemption

Subject to the minimum redemption amount provided under “Early Redemption,” the Holder may require the Company to redeem the Holder’s Securities during the term of the Securities on any Index Business Day on or after August 27, 2018, provided that such Holder instructs its broker or other person through whom the Securities are held to (i) deliver a notice of redemption to the Company via email no later than 4:00 p.m. (New York City Time) on the Index Business Day on which the Holder elects to exercise its redemption right; (ii) deliver the signed confirmation of redemption to the Company via email in the specified form by 5:00 p.m. (New York City time) on the same day; (iii) instruct the Holder’s DTC custodian to book a delivery vs. payment trade with respect to the Holder’s Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and (iv) cause the Holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

6.    Call Right

The Securities are subject to redemption upon not less than eighteen (18) calendar days’ prior notice to the Holders (which notice may be provided via press release) on any Business Day that the Company may specify on or after August 25, 2019 through and including the Maturity Date, as a whole and not in part, at the election of the Company (“Call Right”). If the Company elects to redeem the Securities on the Call Settlement Date, the Holder will receive a cash payment equal to the Call Settlement Amount.

7.    Role of Security Calculation Agent

The Security Calculation Agent will be solely responsible for all determinations and calculations regarding the value of the Securities, including at maturity or upon early redemption or call, Market Disruption Events, whether any day is a Business Day

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or Index Business Day, the Current Principal Amount, the Current Indicative Value, the Index Factor, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that the Company will pay you at maturity, the Final Measurement Period, the Coupon Payment Dates, the Coupon Valuation Dates, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Valuation Date, the Redemption Amount, if any, that the Company will pay you upon redemption, if applicable, the Redemption Date, the Call Settlement Date, the Call Valuation Date, the Call Measurement Period and the Call Settlement Amount, if any, that the Company will pay you in the event that the Company calls the Securities and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. The Security Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Security Calculation Agent. The Holder of this Security shall not be entitled to any compensation from the Company for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent.

The Company shall take such action as shall be necessary to ensure that there is, at all relevant times, a financial institution serving as the Security Calculation Agent hereunder.

The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Security Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as the Security Calculation Agent. Insofar as this Security provides for the Security Calculation Agent to determine Market Disruption Events, Business Days, Index Business Days, the Current Principal Amount, the Current Indicative Value, the Index Factor, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that the Company will pay you at maturity, the Final Measurement Period, the Coupon Payment Dates, the Coupon Valuation Dates, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Valuation Date, the Redemption Amount, if any, that the Company will pay you upon redemption, if applicable, the Redemption Date, the Call Settlement Date, the Call Valuation Date, the Call Measurement Period and the Call Settlement Amount, if any, that the Company will pay you in the event that the Company calls the Securities and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent on any date or other information from any institution or other source, the Security Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are the Security Calculation Agent, affiliates of the Security Calculation Agent or affiliates of the Company.

8.    Tax Characterization

By its purchase of this Security, each holder of a beneficial interest in this Security, hereby agrees with the Company (in the absence of a statute, regulation, or administration or judicial ruling to the contrary) to treat this Security for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index and to treat any Coupon Amounts (including amounts received upon the sale, exchange, redemption or

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maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, with respect to the Securities as amounts that should be included in ordinary income of a non-exempt U.S. holder (as defined in the prospectus supplement for the Security) at the time accrued or received in accordance with the holder’s method of accounting for U.S. federal income tax purposes.

By its purchase of the Security, each non-U.S. holder (as defined in the prospectus supplement for the Securities) of a beneficial interest in a Security hereby agrees to treat each Coupon Amount and the Stub Reference Distribution Amount (including any accrued Coupon Amount at the time upon a sale of the Securities) that is received by such holder as a dividend equivalent that is subject to a 30% withholding tax under Section 871(m) of the Internal Revenue Code, unless (a) the holder is entitled to a lower rate under the “dividend” article of an applicable tax treaty or (b) the income from the Securities is effectively connected with the holder’s conduct of a trade or business in the United States (in which case, in order to avoid withholding, the holder will be required to provide a properly executed IRS Form W-8ECI).

9.    Payment

Payment of any amount payable on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the applicable Maturity Date, Call Settlement Date or Redemption Date, as applicable) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York, provided, however, that payment on the Maturity Date, Call Settlement Date or any Redemption Date shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

10.    Reverse of this Security

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

11.    Certificate of Authentication

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: August     , 2018

UBS AG

By:

By:

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated: August     , 2018

U.S. BANK TRUST NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

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(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under the Indenture, dated as of June 12, 2015 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate offering price not to exceed $● (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series.

Payments under the Securities will be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge (“Taxes”) imposed upon or as a result of such payments by Switzerland or any jurisdiction in which a branch of the Company through which the Securities are issued is located (or any political subdivision or taxing authority thereof or therein) (a “Relevant Jurisdiction”), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth in Section 1007 of the Indenture, pay such additional amounts (“Additional Amounts”) to the Holder of any Security who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable. The Company will treat the Coupon Amounts and the Stub Reference Distribution Amount (including any accrued Coupon Amount upon a sale or redemption of the Securities) that are paid to beneficial holders of Securities that are not U.S. persons as subject to a 30% withholding tax, subject to possible applicable treaty exemption or reduction, unless such Holder provides properly executed IRS Form W-8ECI certifying that such income is effectively connected with such holder’s conduct of a trade or business in the United States.

In addition to its ability to redeem this Security pursuant to the foregoing, if at any time as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction affecting taxation, or a change in any application or interpretation of such laws or regulations (including the decision of any court or tribunal) either generally or in relation to any particular Securities, which change, amendment, application or interpretation becomes effective on or after the Initial Trade Date in making any payment of, or in respect of, the principal amount of

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the Securities, the Company would be required to pay any Additional Amounts with respect thereto, then the Securities will be redeemable upon not less than ten nor more than sixty days’ notice by mail, at any time thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at a redemption price determined by the Security Calculation Agent in a manner reasonably calculated to preserve the relative economic position of the Company and the Holders of Outstanding Securities.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Security as herein provided.

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in denominations of any multiple of $25.00. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.